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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated July 10, 1997, on our audit of the statements of income, divisional equity and cash flows for the period from December 26, 1993 to June 28, 1994 of the Air Restraint/Industrial Fabrics Division of JPS Textile Group, Inc.


                                         /s/ COOPERS & LYBRAND LLP
                                         -------------------------
                                         COOPERS & LYBRAND LLP


Spartanburg, SC
August 11, 1997